EXHIBIT
                                     TO THE
                           STAR SELECT REIT-PLUS FUND
                                DISTRIBUTION PLAN



                                                       FEE
     CLASS                             (as a percentage of average net assets)

      B                                               0.25%
      C                                               0.25%




Effective Date: April 1, 1998